     FINLAY KEY EMPLOYEE SPECIAL SEVERANCE PAY PLAN
     ----------------------------------------------

A. PURPOSE
   --------

     The purpose of the Finlay Key Employee Special Severance Pay Plan (the
     "Plan") is to provide temporary and short-term benefits to certain named
     "Key Employees" as determined by the Compensation Committees of the Boards of Directors (the "Committees") of Finlay Enterprises, Inc. and its and
     their subsidiaries, (the "Company") when such employee is involuntarily terminated under the conditions described in Section C. below. Severance payments under this Plan are not earned benefits, nor do they constitute a payment for past services.

B. ELIGIBLE EXECUTIVES
   -------------------

     The benefits under this Plan are limited to those individuals who are designated in writing by the Committees in their sole discretion as "Key
     Employees". All other employees are ineligible to participate in the Plan.
     Key Employees designated to receive a benefit under this Plan will not be eligible for benefits under the Finlay Fine Jewelry Corporation Executive
     Severance Pay Plan or any other plan providing severance or similar payments to Company employees.

C. CONDITIONS FOR PAYMENT
   ----------------------

   1.    Benefits hereunder are payable to those eligible Key Employees who (a)
         remain in the active employ of the Company and perform their jobs in a satisfactory manner as determined by the Company until such date as the
         Company shall specify as a condition of receiving payment of severance benefits hereunder, and (b) are permanently and involuntarily separated from the Company as of such specified date solely as a result of a merger of The May Department Stores Company with and into Federated
         Department Stores, Inc. (the "Merger").

   2.    Benefits will not be paid if termination occurs because an otherwise eligible Key Employee:

         -    is discharged for any reason except as a result of a layoff or reduction in force resulting from the Merger. For purposes of this
              Plan, a layoff or reduction in force is defined as an involuntary, permanent termination of employment initiated by the Company because of lack of work, lack of funds, sale of assets,
              elimination of a position, or for

              any other reason related to the Merger as determined by the
              Company in its sole discretion;

         -    resigns, quits or retires; or

         -    is covered by an employment contract which provides for a
              severance payment.

   Additionally, an otherwise eligible Key Employee will not receive payments hereunder if the Company arranges for such individual to receive a comparable offer of employment with a subsidiary, whether direct or indirect, of the
   Company. For purposes of this Plan, "Comparable Employment" shall mean a position with similar job responsibilities and title, no less than the former position's base salary, and a base of operations within a 25 mile radius of the former position.

   Any payments under this Plan are conditioned upon the Key Employee's execution and return to the Company's authorized representative (without the revocation thereof and within the specified time period) of a severance agreement and release (the "Release") in such form as the Company shall prescribe and such other documents as the Company shall determine necessary in its sole discretion.

D. AMOUNT OF SEVERANCE ALLOWANCE
   -----------------------------

         CLASS I
         -------

         Key Employees qualifying as covered in Class I under the Plan shall be entitled to severance pay in the amount of one year's base salary at his or her then current rate.

         CLASS II

         Key Employees qualified as covered in Class II under the Plan shall be entitled to severance pay in the amount of one year's base salary at his or her then current rate, plus one year's bonus calculated by averaging the annual bonus amounts paid or payable to said individual over the three fiscal-year period immediately preceding the termination date of his or her employment.

   Benefits paid pursuant to this Plan will be paid in a lump sum less all applicable withholding taxes and lawful deductions on a regular pay day of the Company as specified in the Release.

   Benefits under this Plan may not be anticipated, assigned or alienated. The existence of this Plan shall in no way be construed as a restriction of the
   Company's right to terminate the employment

   of any Key Employee at any time, with or without notice, or for any reason or no reason.

E. EFFECT OF SEVERANCE ALLOWANCE ON EMPLOYMENT OR COMPANY BENEFITS
   ---------------------------------------------------------------

   The term of a Key Employee's employment or participation in other Company benefit plans shall not be extended by reason of the Company's payment of any severance allowance hereunder.

F. CLAIMS PROCEDURE
   ----------------

   The Plan Administrator has the authority to review and authorize payment of benefits to those Key Employees who qualify under the provisions of the Plan.
   No claim forms need be submitted. Questions regarding payment of benefits hereunder are to be directed to the Company's Executive Vice President of
   Administration, Senior Vice President of Human Resources or General Counsel.

   If a Key Employee feels that he or she has not been provided with benefits due under the Plan, such Key Employee should file a written claim for severance benefits with the Plan Administrator. A decision to grant or deny the claim will be made within 90 days following receipt of the claim. If more than 90 days is required to render a decision, the Key Employee will be notified in writing of the reason(s) for the delay. In no event will a decision to grant or deny a claim be made later than 180 days following the initial receipt of the claim.

   If the claim is denied in whole or in part, the Key Employee will receive a written explanation of the specific reason(s) for the denial, including a reference to the Plan provisions upon which the denial is based.

   If the Key Employee wishes to appeal the denial, such Key Employee may write to the Plan Administrator within 60 days after receipt of the denial. The claim will then be rereviewed and the Key Employee will receive written notice of the final decision within 60 days after the request for review. If more than 60 days is required to render a decision, the Key Employee will be notified in writing of the reason(s) for the delay. In no event will the Key
   Employee receive a written notice of the final decision later than 120 days after receipt of the appeal request.

G. AUTHORITY VESTED IN PLAN OFFICIALS
   ----------------------------------

   The Company shall have sole, full and complete authority and discretion to interpret, apply and administer the terms of the Plan and to determine all issues of benefit eligibility thereunder.

   To the extent permitted by law, all determinations made in the exercise of this discretion are final and binding on all parties concerned.

H. ADDITIONAL INFORMATION
   ----------------------

         Name of Plan: FINLAY KEY EMPLOYEE
                       SPECIAL SEVERANCE PAY PLAN

         Plan Sponsor: Finlay Enterprises, Inc.

         Employer Identification Number: 13-3492802

         Type of Plan: Employee Welfare Benefit Plan under the
                       Employee Retirement Income Security Act

         Type of Administration: Self-Administered

         Plan Administrator: Finlay Fine Jewelry Corporation, 529 Fifth Avenue,
         New York, New York 10017; telephone (212) 808-2800

         Agent for service of legal process: Finlay Fine Jewelry Corporation,
         529 Fifth Avenue, New York, New York 10017; Attn: General Counsel

         Funding medium: Self-funded; benefits are payable from the general assets of the Key Employee's employer

         Plan Year: February 1 to January 31

         Plan Number: 502

   As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974
   ("ERISA"). ERISA provides that all Plan participants shall be entitled to:

     -   Receive Information About Your Plan and Benefits.

     -   Examine, without charge, at the Plan Administrator's office and at other locations required under U.S. Department of Labor regulations, all documents governing the Plan.

     -   Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and an updated summary plan description. The Plan Administrator may make a reasonable charge for copies.

Prudent Actions by Plan Fiduciaries

         In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the
         Plan. The people who operate the plan, called "fiduciaries" of the
         Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

   Enforce Your Rights

         If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

         Under ERISA, there are steps you can take to enforce the above rights.
         For instance, if you request a copy of Plan documents from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part you may file suit in a state or federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, if for example, it finds your claim is frivolous.

   Assistance with Your Questions

         If you have any questions about your Plan, you should contact the Plan
         Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S.
         Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security
         Administration, U.S. Department of Labor, 200 Constitution Avenue N.W.,
         Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

I. AMENDMENT AND TERMINATION

         The Company reserves the right to amend this Plan, in whole or in part, or discontinue or terminate the Plan; provided, however, that any such amendment, discontinuance or termination shall not affect any right of any Key Employee to claim benefits under the Plan for events occurring prior to the date of such amendment, discontinuance or termination. An amendment to this Plan and/or resolution of discontinuance or termination, may be made by the Administrator, to the extent permitted by resolution of the Board of Directors.

         IN WITNESS WHEREOF, the Company has caused its officer, duly authorized by its Board of Directors, to execute the Plan effective as of the 16th day of June, 2005.

                                           FINLAY ENTERPRISES, INC.

                                           By /s/ Arthur E. Reiner
                                              ------------------------------
                                              Arthur E. Reiner
                                              Chairman and
                                              Chief Executive Officer